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                                                                 Exhibit 4.1

                        FORM OF SPECIMEN CERTIFICATE FOR
                                 COMMON STOCK


                   INCORPORATED UNDER THE LAWS OF THE STATE OF

                                   Maryland
                                   --------


             NUMBER                                 SHARES



                                                CUSIP 44041U102


                       HORIZON GROUP PROPERTIES, INC.

THIS CERTIFIES THAT _____________________________ IS THE OWNER OF ___________________________________ FULL PAID AND NON-ASSESSABLE COMMON
SHARES $.01 PAR VALUE, OF HORIZON GROUP PROPERTIES, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON THE SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

     A STATEMENT, IN FULL, OF ALL THE DESIGNATIONS, PREFERENCES,
QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND SPECIAL OR RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, WILL BE FURNISHED BY THE CORPORATION TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION, THIS ____________________ DAY OF ___________________ A.D. 19__.


-------------------------                         ----------------------------
              SECRETARY                                            PRESIDENT





                                     COMMON

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FOR VALUE RECEIVED, _____ HEREBY SELL, ASSIGN AND TRANSFER UNTO ____________
_______________________________________________________________________ SHARES
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE
AND APPOINT __________________________________________________________ ATTORNEY
TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     DATED                         19
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            IN PRESENCE OF

     --------------------------  --------------------------------

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Amended and Restated Articles of Incorporation, no person may (i) Beneficially Own shares of the Corporation's Common Stock in excess of 9.9%, or (ii) Beneficially Own Common Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Common Stock which causes or will cause a Person to Beneficially Own shares of Common Stock in excess of the above limitations must immediately notify the Corporation. Any Transfer of shares of Common Stock in violation of the limitations set forth in the Corporation's Amended and Restated Articles of Incorporation shall be void AB INITIO. If the restrictions on Transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Common Stock which will be held in trust by the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each holder of Common Stock who so requests.



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                               THIS SPACE IS NOT TO BE
                                 COVERED IN ANY WAY
                               -----------------------

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.